Third Quarter 2016 Investor Presentation November 2, 2016

We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us.  Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

n Highly experienced WMC Executive Management n Jennifer Murphy, CFA – President and CEO n Anup Agarwal – Chief Investment Officer n Lisa Meyer, CPA – Chief Financial Officer n Elliott Neumayer – Chief Operating Officer n WMC is supported by the deep investment experience of the mortgage and asset backed securities team of Western Asset, as well as its global investment, risk management and operational infrastructure n Western Asset manages approximately $445 billion in fixed income assets with over 800 investment, risk, finance, accounting, legal and compliance, operations and other professionals in nine offices around the world n Western Asset’s depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC a key advantage n WMC corporate goals n Best-in-class risk and portfolio management practices n Operational excellence and efficiencies n Highest standards of financial reporting, disclosure and transparency n Consistent dividend policy 2 Corporate Overview Our long-term objective is to provide shareholders with an attractive dividend that is supported by sustainable core earnings, as well as the potential for higher total returns, while maintaining a relatively stable book value.

n GAAP Net Income of $32.3 million, or $0.77 per share n Quarterly cash dividend of $0.31 per share n $11.48 net book value per share as of September 30, 2016(1) n Economic return on book value was 7.1%(2) n Core earnings plus drop income(3) of $14.8 million, or $0.35 per share, consists of: n Core earnings of $0.28 per share n Net interest income remained constant quarter over quarter n Expenses decreased by $0.01 per share from Q2 2016 as a result of our continued focus to find efficiencies and reduce costs n Core earnings of $0.30 per share, excluding a $0.02 per share retrospective adjustment n Drop income of $0.07 per share n Net portfolio income of $39.3 million (4) n Net interest spread of 1.85%(5) n 4.28% adjusted gross yield(5) n 2.43% fully hedged cost of funds(5) n Agency RMBS CPR of 11.4% for Third Quarter (6) 3 Please refer to page 13 for footnote disclosures. Third Quarter Financial Highlights

Recent Performance Dividend Per Share $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2016 Q2 2016 Q3 2016 0.45 0.31 0.31 Economic Return 8.0 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 Q1 2016 Q2 2016 Q3 2016 (7.0)% 3.9% 7.1% Book Value Change 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 -10.0 -12.0 Q1 2016 Q2 2016 Q3 2016 (10.7)% 1.0% 4.3% Core Earnings Plus Drop Income Per Share $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q1 2016 Q2 2016 Q3 2016 0.23 0.30 0.35 4 (2) (3) Please refer to page 13 for footnote disclosures. Similar to the second quarter of 2016, we experienced positive trends in book value, economic return and core earnings plus drop income in the third quarter of 2016.

5 Book Value Roll Forward Please refer to page 13 for footnote disclosures. Book value increased by 4.3% during the third quarter, primarily due to an increase in the value of our Agency and Non-Agency holdings. Amounts in 000's Per Share Book Value at June 30, 2016 $ 461,706 11.01 Common dividend (12,995) (0.31) 448,711 10.70 Portfolio Income Net interest margin (7) 15,718 0.37 Net realized loss on investments and derivatives (12,804) (0.31) Unrealized gain on investments and derivatives 42,732 1.02 Other than temporary impairment (8) (6,364) (0.15) Net portfolio income 39,281 0.93 Operating expenses and G&A, (excluding non-cash stock based compensation) (4,329) (0.10) Provision for taxes (2,239) (0.05) Book Value at September 30, 2016 $ 481,425 11.48

12/31/2015 3/31/2016 6/30/2016 9/30/2016 70% 60% 50% 40% 30% 20% 10% 0% Agency RMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Agency CMBS Other Investments 56% 17% 15% 7% 1% 4% 59% 16% 14% 7% 1% 3% 60% 16% 14% 7% 1% 3% 63% 14% 13% 7% 0.5% 3% 6 Investment Portfolio ($ in millions) Asset Class 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Agency RMBS $1,731 $1,669 $1,605 $ 1,852 Agency CMBS $38 $28 $24 $ 14 Non-Agency RMBS $530 $443 $415 $ 395 Non-Agency CMBS $451 $406 $382 $ 369 Residential Whole-Loans $219 $201 $190 $ 205 Other Investments (9) $126 $72 $73 $ 87 Total $3,095 $2,818 $2,688 $ 2,922 Please refer to page 13 for footnote disclosures. Portfolio Composition Sector allocations have remained fairly constant within the portfolio.

20.0 15.0 10.0 5.0 0.0 $ (M illi on s) Agency RMBS (net of hedges) Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole-Loans Other Securities $15.8 $0.2 $10.2 $9.2 $1.4 $2.5 7 Portfolio Income Attribution(10) Please refer to page 13 for footnote disclosures. (15) Third Quarter 2016 Net Portfolio Income Sector (in millions) Agency RMBS (net of hedges) $ 15.8 40% Agency CMBS $ 0.2 1% Non-Agency RMBS $ 10.2 26% Non-Agency CMBS $ 9.2 23% Residential Whole-Loans $ 1.4 4% Other Securities (15) $ 2.5 6% Total $ 39.3 100% Portfolio Income(4) increased from $22.4 million in the quarter ended June 30, 2016 to $39.3 million in the quarter ended September 30, 2016.

n Net Duration of the Agency RMBS portfolio: 1.03 years n Leverage Ratio: 5.2x n Leverage Ratio as adjusted for TBA position is 7.1x n Agency RMBS Weighted Average Loan Age (“WALA”) of 30.7 months n Net interest spread of 1.85% n 4.28% adjusted gross yield n 2.43% fully hedged cost of funds n Net fixed pay interest rate swaps of $1.5 billion (11) 8 (5) Key Portfolio Metrics as of September 30, 2016 Agency Holdings Duration Contribution by Maturity Date Total 6-Months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS Pools 2.50 0.15 0.43 0.76 0.77 0.38 0.01 Swaps and Futures (1.47) 0.07 (0.18) (0.58) (0.70) (0.10) 0.02 Total 1.03 0.22 0.25 0.18 0.07 0.28 0.03 Please refer to page 13 for footnote disclosures. (5) (5)

Portfolio Financing ($ in millions) September 30, 2016 Repurchase Agreements Outstanding Amounts Interest Rate Remaining Days to Maturity Agency RMBS $ 1,784.4 0.75% 31 Agency CMBS 10.7 1.66% 31 Non-Agency RMBS 270.1 2.32% 33 Non-Agency CMBS 256.5 2.36% 33 Whole-Loans and Securitized Commercial Loan 173.9 2.78% 15 Other Securities (12) 27.9 3.05% 22 Total/Wtd Avg $ 2,523.5 1.25% 30 9 n Master repurchase agreements with 28 counterparties n Outstanding borrowings with 18 counterparties n Capacity in excess of our current needs Please refer to page 13 for footnote disclosures. Financing Summary

10 Fixed Pay Interest Rate Swaps ($ in millions – as of September 30, 2016) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 Year to 3 Years $ 1,098.9 1.1% 0.7% 1.6 3 Years to 5 Years 2,006.2 1.8% 0.8% 4.2 >5 Years 2,358.3 2.6% 0.7% 9.9 Total Fixed Pay Rate (13) $ 5,463.4 2.0% 0.7% 6.1 Variable Pay Interest Rate Swaps ($ in millions – as of September 30, 2016) Maturity Notional Amount Average Variable Pay Rate Avg. Fixed Recieve Rate Average Maturity (Years) 3 Years to 5 Years $ 2,036.5 0.7% 1.4% 4.1 >5 Years 1,936.5 0.8% 1.9% 10.1 Total Floating Pay Rate $ 3,973.0 0.8% 1.7% 7.0 Hedging Summary Please refer to page 13 for footnote disclosures. Our net fixed pay interest rate swap(14) positions are about $1.5 billion. (13)

11 n Both U.S. and major global economies will continue to experience slow but sustainable growth n Continued low inflation – U.S. and global n Both U.S. Treasuries and sovereign bonds will be underpinned by accommodative central bank polices in all the major economies n Spread sectors, having rebounded from depressed levels, should continue to offer attractive returns n Consumer and housing fundamentals remain at historically attractive levels n We expect moderate and ongoing volatility in the near-term Macroeconomic Outlook The global recovery remains intact, albeit fragile, despite a tumultuous first quarter and Brexit.

n Lower rated CMBS spreads remain wide and have also lagged the recovery in credit n We believe that junior CMBS spreads will tighten over the next year n Residential Whole-loans continue to perform in line with our expectations n We expect to opportunistically increase our exposure to this sector n Agency mortgages continue to be supported by strong global demand, given their attractive yield and duration relative to sovereign debt n We expect Agency spreads to widen slightly in the short term, but remain supported over the longer term n Legacy Non-Agency RMBS spreads continue to tighten n We see fewer attractive opportunities in this sector n Credit risk transfer spreads, especially equity class, remain attractive on a relative basis and have lagged the broader recovery in the credit sensitive sectors n We see attractive opportunities in GSE credit risk transfer securities Portfolio View Agency RMBS and the credit sensitive mortgage sectors, having rebounded from depressed levels, are expected to offer attractive returns. 12

13 (1) Reflects the $0.31 dividend declared on September 22, 2016 and paid on October 25, 2016. (2) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (3) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps, interest income on IOs and IIOs classified as derivatives, net interest income on foreign currency swaps and total return swaps. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $3.1 million for the three months ended September 30, 2016. (4) Non-GAAP measure which includes net interest margin (as defined in footnote 7), realized and unrealized gains or losses in the portfolio and other than temporary impairment. We have allocated the net cost of our interest rate swaps, futures, TBAs, options and swaptions to the Agency RMBS sector. (5) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended September 30, 2016. (6) Third quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (7) Non-GAAP measure which includes net interest income, interest income on IO's, IIO's, foreign currency swaps and total return swap classified as derivatives less cash hedging costs. (8) Includes other than temporary impairment on IO's and IIO's accounted for as derivatives. (9) Other investments includes ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. (10) Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. (11) 5.2x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of the September 30, 2016, the net long position in TBAs was $890 million in notional value. Adjusted leverage is a Non-GAAP measure. (12) Other investments includes ABS and GSE Credit Risk Transfer securities. (13) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (14) Includes $1.8 billion of forward starting swaps, starting in 7.0 months. (15) Other investments includes ABS, GSE Credit Risk Transfer securities, total return swap and a securitized commercial loan. Footnotes

Appendix

¹ Other investments includes ABS, GSE Credit Risk Transfer securities and securitized commercial loan. 2 Lower loan balance pools generally consist of loans below $150,000. 3 Other includes low WALA and Investor loans. 4 Commercial Real Estate Mortgage Mezzanine Loans. 15 Portfolio Breakdown Total Investment Portfolio ($ in millions) September 30, 2016 Agency RMBS $ 1,852 Agency CMBS 14 Non-Agency RMBS 395 Non-Agency CMBS 369 Residential Whole-Loans 205 Other Investments1 87 Total $ 2,922 Agency & Non-Agency CMBSAgency RMBS Non-Agency RMBS, Whole-loans &CRT Securities Select Sector Categories Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Other Investments 63.4% 0.5% 13.5% 12.6% 7.0% 3.0% Lower Loan Balance MHA/HARP High LTV Other 53.8% 10.7% 35.5% Non-Agency RMBS Residential Whole-loans CRT Securities 63.0% 32.6% 4.4% Legacy CMBS New Issue CMBS CRE Mezzanine Agency CMBS 56.8% 34.4% 5.2% 3.6%

Portfolio Composition as of September 30, 2016

Investment Portfolio
($ in millions)

	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
Agency				
30-year fixed rate	3.0%	$ 226.2	$ 234.8	$ 235.2
	3.5%	215.0	226.1	227.8
	4.0%	326.9	354.4	357.8
	4.5%	0.3	351.9	368.8
	5.0%	51.3	57.6	58.4
	5.5%	2.4	2.7	2.7
	6.0%	2.4	2.7	2.9
20-year fixed rate	3.5%	130.3	137.0	139.6
	4.0%	372.7	392.2	404.9
Agency RMBS IOs and IIOs(1)	3.2%	N/A	52.5	53.4
Agency CMBS	4.5%	4.6	4.6	4.3
Agency CMBS IOs and IIOs(2)	1.2%	N/A	9.7	9.5
Total Agency	3.4%	1,660.8	1,826.2	1,865.5
Non-Agency RMBS	4.0%	422.5	294.2	309.5
Non-Agency RMBS IOs and IIOs(3)	5.7%	N/A	61.3	85.6
Non-Agency CMBS	5.0%	479.4	394.0	368.9
Total Non-Agency	4.0%	901.9	749.5	764.0
Other Securities(4)	7.7%	42.4	64.4	63.3
Residential Whole-Loans(5)	4.8%	198.7	199.8	204.9
Securitized Commercial Loan(6)	9.0%	25.0	25.0	24.1
Total Portfolio	**4.0%**	**$ 2,828.8**	**$ 2,864.9**	**$ 2,921.6**

(1) Includes $25.3 million of amortized cost and $25.4 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2) Includes $9.2 million of amortized cost and $8.9 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3) Includes $2.3 million of amortized cost and $4.2 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(4) Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.4 million.
(5) Residential Whole-Loans are held by a trust whose entire beneficial interest is held by WMC.
(6) The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

16

Western Asset Mortgage Capital Corp.

17 Economic Return(1) Total Stock Return(2) QTD YTD 3 Years Ended 5/5/12 to 9/30/2016 QTD YTD 3 Years Ended 5/5/12 to 9/30/2016 7.1% 2.8% 19.8% 26.2% 14.3% 12.4% 19.3% 20.9% WMC Returns as of September 30, 2016 (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information